EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 033-62561) and the Registration Statements on Form S-8 (Nos. 333-82556, 333-35526, 333-24045, 033-63395, 033-16711, 333-129283, 333-135678, 333-140071, and 333-150529) of Microsemi Corporation of our report dated November 21, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Orange County, California

November 21, 2008